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                                                                    Exhibit 10.1

                                 April 20, 1999

Alexander, Wescott & Co., Inc.
65 Wall Street, 21st Floor
New York, New York 10005

                  RE: Agency Agreement

Gentlemen:

            Saf T Lok Incorporated. ("LOCK"), formed under the Laws of the State of Florida (the "Company'), desires to offer and sell in an offering (the "Offering") to be made through Alexander Wescott & Co., Inc. ("AWC"), and pursuant to exemptions from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), as set forth below, the Company's Convertible 6% Debentures (The "Debentures"). The Offering shall consist of the sale of a 6% Convertible Debenture due in two years, unless converted or upon the sale of all or substantially all of the assets of the Company, or a merger, consolidation, or acquisition in which the Company is not the survivor. The interest shall be simple interest, paid annually, and paid either in cash or stock at the sole discretion of the Company. The Company may redeem or prepay the debenture prior to maturity as follows: The Company shall pay the face value of the Debenture plus all accrued interest at the date of prepayment or redemption and in the event the prepayment or redemption occurs within ninety
(90) days from the date of issuance of the Debenture then the Company shall also pay the Debenture holder a premium of ten (10%) of the face value at time of redemption or prepayment. In the event the prepayment or redemption occurs after ninety days but within one hundred eighty (180) days from the date of issuance of the debenture then the Company shall pay the Debenture holder a premium of twenty (20%) of the face value at time of redemption or prepayment, plus all accrued interest. The Debentures will be convertible at a 25% discount to the market price at the time of conversion, with a provision providing a conversion floor price of Fifty Cent ($0.50) and a ceiling conversion price of Two Dollars ($2.00). The securities underlying the Debentures shall be registered by an appropriate registration statement filed no later than ninety (90) days from the latter of (i) the date of the closing of the Offering contemplated herein or
(ii) June 29, 1999 if the offering contemplated herein is extended to such date, with penalty for delay.

            The Debentures are to be sold at the prices and in the amounts set forth in Section 2 below. The offering will be limited to maximum gross proceeds


Agency Agreement                                                          Page 1
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of $2,000,000.00 with a minimum of $l,000,000.00 to be sold by April 30, 1999.
The Offering period shall end April 30, 1999, unless extended 60 days to June 29, 1999 by Placement Agent in its sole discretion. It is understood that the Offering will be conducted on a "best efforts" basis with AWC acting as exclusive agent for the Company, and which offering shall be conducted under the following terms and conditions:

      SECTION 1. Type of Offering: Exemptions.

            The Offering will be conducted as a private placement offering exempt from the registration requirements of the Securities Act, pursuant to the provisions of Regulation D, of the Securities and Exchange Commission ("SEC"). The Debentures will be offered and sold only to those persons or entities who qualify as an accredited investor ("Accredited Investor") as such term is defined in Rule 501 of Regulation D. Investors will be required to subscribe for the Debentures by executing the appropriate subscription agreement (the "Subscription Agreement") in the forms set forth as an exhibit hereto, as the same may be supplemented or amended from time to time by agreement between the parties.

      SECTION 2. Appointment: Basic Terms.

            On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth:

(a) AWC is hereby appointed as the exclusive placement agent for the Company during the period herein specified for the purpose of finding subscribers for the Debentures.

(b) The Offering shall commence on the date hereof, and shall continue until April 30, 1999, unless extended 60 days to June 29, 1999 by the Placement Agent at its sole discretion (the "Offering Period").

(c) Subject to the performance by the Company of all of its obligations to be performed hereunder and to the completeness and accuracy of all material representations and warranties of the Company, AWC agrees, on the terms and conditions herein set forth, to use its best efforts during the Offering Period to find subscribers for the Shares. AWCs agency hereunder is coupled with an interest, is not terminable by the Company prior to April 30, 1999 without AWC's consent, and shall continue until the termination of the Offering Period, except as may be otherwise provided herein. AWC shall have the right to appoint one or more additional agents and/or selected dealers (who shall be members of the National Association of Securities Dealers, Inc.) to assist in finding subscribers for the Debentures,


Agency Agreement                                                          Page 2
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      and any such additional agents or selected dealers may rely upon the representations and warranties and covenants of the Company set forth in this Agreement.

(d) The price of the Debentures to be sold to each Purchaser (as hereinafter defined) in the Offering shall be $25,000.00 per Debenture.

(e) Funds received from subscribers in the Offering shall be deposited in an account to be entitled Chase Manhattan Bank New York a/c #910-2-758829, Escrow Incoming Wire Account Further Credit: SAF T LOK, INCORPORATED;
      Attn: Vicki Caldas, pursuant to the escrow agreement dated April 20, 1999.

      SECTION 3. Representations and Warranties of the Company.

            The Company represents and warrants to AWC, for AWC's benefit and for the benefit of purchasers of the Debentures (the "Purchasers") that, except as otherwise set forth in the offering materials (copies of which shall be provided to each Purchaser):

            (a) The Debentures to be sold in the Offering will be, when issued, delivered and paid for in accordance with the terms of the Offering, duly and validly issued, fully paid and non-assessable; all presently outstanding shares of Common Stock of the Company have been duly authorized, validly issued and are fully paid and non-assessable; the holders of the shares of Debentures offered herein are not and will not be subject to personal liability by reason of being such holders; the shares of Debentures being sold in the Offering are not being issued in violation of the preemptive rights of any of the Company's security holders; all action required to be taken by the Company to authorize the issuance and sale of the 6% Convertible Debentures to qualified subscribers has been or, prior to the sale thereof, will have been taken.

            (b) The capitalization of the Company, including the outstanding shares of the Company's capital stock and any warrants, options or other rights to subscribe to or purchase shares of capital stock is as represented to purchasers of the Debentures.

            (c) The Company is duly incorporated, validly existing and in good standing as a corporation under the laws of its jurisdiction of incorporation.


Agency Agreement                                                          Page 3
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            (d)   The Company is duly qualified to do business as a foreign
                  corporation and is in good standing in each jurisdiction in which its activities or its ownership or leasing of property requires such qualification, other than those jurisdictions in which failure to so qualify would not have a material adverse effect on the business, operations or prospects or condition (financial or otherwise) of the Company.

            (e) This Agreement has been duly and validly authorized and executed and delivered by and on behalf of the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization fraudulent transfer, moratorium and similar laws of general applicability relating to or effecting creditor's rights generally and to general principles of equity and the enforceability of the indemnity provisions contained in Section 10 or the contribution provisions contained in Section 11 of this Agreement.

            (f) The Company is not in violation of (i) any term or provision of its charter or by-laws or (ii) any material term or provision of any indenture, mortgage, deed of trust, note, agreement, or other material agreement of instrument to which the Company is a party or by which it is or may be bound or to which any of its material assets, property or business is or may be subject, or (iii) any material term of any significant indebtedness, or (iv) of any statute or (v) to the best of the Company's knowledge any material judgment, decree, order, rule or regulation applicable to the Company of any court, regulatory body or administrative agency or other federal, state or other governmental body, domestic or foreign, having jurisdiction over it or its material assets, property or business, which violation or violations, either in any case or in the aggregate, might result in any material adverse change, financial or otherwise, in the assets, properties, condition, business, earnings or prospects of the Company; and, to the best of the Company's knowledge, the execution and delivery by the Company of this Agreement, the consummation by the Company of the transactions herein contemplated, and the compliance by the Company with the term of this Agreement will not result in any such material violation or violations. All material licenses, approvals or permits from the federal or any


Agency Agreement                                                          Page 4
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                  state, local or foreign government or agency thereof having jurisdiction over the Company reasonably required for the conduct of the business or operations of the Company have been obtained and are outstanding; and there are no proceedings pending or to the Company's knowledge threatened, seeking to cancel, terminate or limit such licenses, approvals or permits.

            (g) Other than reported on Forms 10KSB and 10QSB, there are no actions, investigations, statutes, rules or regulations or other proceedings of any nature in effect or pending or to the Company's knowledge threatened, as the case may be, which, either in any case or in the aggregate, if decided adversely, might reasonably be expected to result in any material adverse change, financial or otherwise, in the assets, properties, condition, business, earnings or prospects of the Company or which question the validity of the capital stock of the Company, this Agreement or any action taken or to be taken by the Company pursuant to or in connection with this Agreement.

            (h) The Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated except as described in this agreement or in the Company's SEC filings.

            (i) The Company has filed all of the required financial statements with the Securities and Exchange Commission in the Form of 10 QSB's or 10 KSB's. The audited financial statements provided to AWC present fairly the financial position of the Company as of the respective dates thereof and the results of operations and cash flows for the respective periods covered thereby. Since the dates of the financial statements, there has been no material adverse change, financial or otherwise, in the assets, properties, condition, business, earnings or prospects of the Company.

            (j) The Company has filed each federal, state, local and foreign tax return which is required to be filed, or has requested an extension therefor and has paid or otherwise provided for all taxes shown on such return and all related assessments to the extent that the same have become due.

            (k) All information contained in the written material concerning the Company which has been or is being provided by the


Agency Agreement                                                          Page 5
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                  Company to AWC or to subscribers to the Offering and all
                  information from the Company which is included in the Subscription Agreement (collectively, the "Offering Materials") is accurate and complete in all material respects and, to the best of the Company's knowledge, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (l) The Company has not made and will not make, any offers or sales of the Company's capital stock or any warrants, options or other rights to subscribe to or purchase shares of the Company's common stock in contravention of the requirements for this Offering to qualify for an exemption from the registration requirements of the Securities Act, pursuant to the provisions of Regulation D, of the SEC.

            (m) The representations and warranties made in this Agreement shall be deemed repeated, and shall be true, at the time of any closing provided for in this Agreement.

      SECTION 3A. Representations and Warranties of AWC.

            AWC represents and warrants to the Company, for the Company's benefit, that:

            (a) Except as set forth on a separate Schedule 3A(a) attached hereto by the Placement Agent, it:
                  (i) is not and has not been the subject of any Investigation by any Federal, State or local government agency during any time within the five (5) years prior to the date of this Agreement, or as of the date hereof, and to its knowledge, no such investigation is currently threatened, and
                  (ii) is not involved in any litigation involving the offer or sale of securities.

            (b) Except as set forth on a separate Schedule 3A(b) attached hereto by the Placement Agent, it: is in compliance with all laws, rules and regulations applicable to broker - dealers in the jurisdictions in which it conducts business and with all applicable requirements and rules of the National Association of Securities Dealers, Inc.


Agency Agreement                                                          Page 6
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      SECTION 4. Closing.

            A minimum of $1,000,000 of Debentures is required to be sold under this Agreement by April 30, 1999 or such later date as may be determined by the Placement Agent pursuant to Section 2(b) of this Agreement. A closing ("Closing") for the sale of Debentures subscribed for in the Offering may be held on one or more occasions prior to the end of the Offering Period, provided the minimum in gross proceeds is reached and provided that such Subscriptions are accepted by the Company. At each such Closing, payment of the proceeds of the Offering shall be made by certified or bank check(s) or by wire transfer to the order of the Company, against delivery of certificates for debentures, for transmittal to the purchasers of the Debentures. AWC may deduct AWC's commissions, expense allowance and any other amounts payable to AWC by the Company from the net proceeds deliverable to the Company.

      SECTION 5. Covenants of the Company.

            The Company covenants with AWC that:

            (a) From the commencement of the Offering Period through any Closing pursuant to Section 4 hereof, any Offering Materials will not contain any untrue statement of a material fact or omit to state a material fact, to the extent known to the Company, necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading.

            (b) Either directly or through AWC, the Company shall offer to each subscriber, at a reasonable time prior to his purchase of Debentures, the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and to obtain any additional information, which the Company possesses or can acquire without unreasonable effort or expense.

            (c) During the Offering Period, the parties hereto will keep each other generally informed of offers for sale and solicitations of offers to buy Debentures being made.

            (d) The Company shall use its best efforts, through counsel performing services on behalf of the Company in connection with the Offering, to qualify and register, or perfect the exemption of the Debentures for offer and sale under the state


Agency Agreement                                                          Page 7
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                  or foreign securities laws of the jurisdictions in which
                  offers and sales are proposed to be made, and shall assist AWC and such counsel in connection with the foregoing, provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now subject.

            (e) The Company shall, in a timely manner and as required, prepare and file a Form D and any required amendments thereto with the SEC pursuant to Regulation D. The Company will use its best efforts to take all steps necessary to ensure that any and all reports which may be required to be filed with the SEC under federal securities laws are timely filed by the Company.

            (f) For the period of time that Placement Agent's clients are holders of stock of the Company and not to exceed two (2) years, the Company will provide AWC with copies of any stock reports of the Company's stock transfer agent if so requested, but only while AWC's customers continue to hold stock in the Company.

            (g) The Company shall utilize the services of its current accounting firm or another firm acceptable to AWC.

            (h) For the period of time that Placement Agent's clients are holders of Debentures of the Company and not to exceed two (2) years, for a period of two (2) years after the Closing, the Company will furnish AWC with copies of its annual and quarterly financial statement and reports to shareholders. In addition, during the Offering and for a period of two(2) years after the Closing, the Company will provide AWC with all information and documentation with respect to the Company's business and financial condition, as reasonably requested by AWC, and will provide to AWC during the Offering regular access to the Company's officers, directors, auditors and counsel to discuss any aspect of the Company's business as reasonably requested by AWC. This paragraph shall cease to be operative if, at any time, AWC ceases to have customers who hold Debentures in the Company.

            (i) Unless AWC shall otherwise agree in writing, the Company will not issue any securities during the period from the date of this


Agency Agreement                                                          Page 8
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                  Agreement until the expiration of the Offering Period, except for securities issued pursuant to this Agreement and pre-existing option and warrant commitments, or in the ordinary course of business in which case the shares issued, shall be subject to the same restrictions as provided for in section 8e.

            (j) To the extent the Company is duly authorized to do so, the Company will reserve and set side, out of its authorized capital stock, the number of shares of Additional Common Stock (as hereinafter described) issuable to AWC under this Agreement, if any. Such shares, when issued, paid for and delivered upon exercise of such warrants, will be duly and validly issued, fully paid and non-assessable, and will not violate any preemptive rights of Company shareholders.

            (k) The Company will keep confidential the identity of AWC's clients and customers involved in this offering, except as may be otherwise required by law. The Company will not solicit such persons directly for the sale of securities or for other financing proposals without the express written consent of AWC, which consent may be given on the condition that the Company agrees to compensate AWC on terms comparable to those set forth in this Agreement for any sales made to such persons for a period of two years after the closing.

      SECTION 6. AWC's Covenants.

            AWC covenants with the Company that:

            (a) In offering the Debentures, AWC will deliver to each potential subscriber contacted by it, prior to accepting any subscription from such subscriber, the appropriate form of Subscription Agreement together with a subscriber questionnaire (included in the Offering Materials).

            (b) AWC will make offers to sell Debentures to, or solicit offers to subscribe for any Debentures from, persons in only those jurisdictions where the Offering and the Debentures have been qualified or where it has been determined that an exemption from such qualification is, or may reasonably be anticipated to be available, under applicable securities statutes. AWC will accept subscriptions only from persons whom AWC reasonably believes to be Accredited Investors.


Agency Agreement                                                          Page 9
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            (c)   AWC shall maintain a record of all information obtained by AWC indicating that subscribers for Debentures sold through AWC meet the criteria referred to in subsection (b) above. At the Closing, AWC shall have no reason to believe that the information with respect to, and the representations of, each purchaser of Debentures as set forth in the appropriate Subscription Agreement are not accurate.

      SECTION 7. Compensation.

            It is the Placement Agent's intent, immediately prior to the commencement of the Proposed Offering, to enter into an Agency Agreement (the "Agency Agreement") with the Company, which shall contain such terms and conditions as are customarily contained in agreements of such character and, among other things, provide for the following:

            (a) The Company shall pay to the Placement Agent a commission of ten percent (10%) of the gross proceeds of the Proposed offering, which shall be payable to the Placement Agent at the initial Closing and each subsequent closing with respect to the amounts raised as of such closing date;

            (b) In order to reimburse the Placement Agent for those costs, fees and expenses customarily incurred by a placement agent in connection with the offering process, the Company will pay to the Placement Agent a three percent (3%) of the gross proceeds of the amounts raised, non-accountable expense allowance at closing and each subsequent dosing with respect to the amounts raised as of such closing dates.

            (c) In addition to the foregoing, the Company shall bear all the Company's fees, disbursements and expenses in connection with the Proposed Offering, including, without limitation, the Company's legal and accounting fees and disbursements;

            (d) The Placement Agent shall require the Company and Subscriber and its principal officers and its directors to provide certain warranties and representations against shorting or hedging of the Company's stock satisfactory to the Placement Agent.

            (e) In addition to the compensation set forth herein, the Company shall issue to Placement Agent 100,000 shares of Common Stock with restrictive legend on a pro rata basis for every $1,000,000 in gross proceeds raised by the Placement Agent.

            (f) Notwithstanding anything to the contrary in this Agreement, the


Agency Agreement                                                         Page 10
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Placement Agent agrees that its compensation pursuant to this agreement shall be reduced to the extent required to comply with the applicable requirements of the NASD and Nasdaq applicable to the Placement Agent and/or the Company as the case may be. The Placement Agent agrees that it will repay to the Company any compensation received by the Placement Agent pursuant to this Agreement upon receipt of any notice of the NASD or Nasdaq requiring such reduction, such repayment to be made promptly, but in any event within 10 days of the Placement Agent's receipt of any such notice.

      SECTION 8. Conditions of AWC's Obligations.

            AWC's obligation to offer and sell the Debentures is subject to the accuracy of and compliance with the representations and warranties of the Company made in Section 3 hereof, to the performance by the Company of its obligations under this Agreement and to the following further conditions:

            (a) At such Closing, AWCs counsel shall have been furnished with such documents as AWC or they may reasonably require in order to evidence the accuracy or completeness of each of the representations or warranties and the compliance with each of the covenants or satisfaction of any of the conditions herein contained; and all actions taken by the Company in connection with the sale of the Debentures as herein contemplated shall be reasonably satisfactory in form and substance to AWC and AWCs counsel.

            (b) At such Closing, AWC shall receive an opinion from counsel to the Company, in form and substance reasonably satisfactory to AWC's counsel, with respect to the matters set forth in
                  Section 3 and 5 above.

            (c) As soon as practicable alter the date hereof and immediately prior to such Closing and with respect to any sale of Debentures pursuant to a private placement under Regulation D, AWC shall receive a blue sky survey or memorandum and a supplement thereto addressed to AWC and the Company as prepared by Placement Agent's counsel satisfactory to AWC and relating to the securities laws of certain jurisdictions designated by the Company and AWC, indicating the conditions under which offers and sale of the Shares may be made in the Offering in compliance with such securities laws and advising that the appropriate action, if any, was taken in each such jurisdiction.

            (d)   The representations arid warranties of the Company set forth


Agency Agreement                                                         Page 11
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                  in Section 3 hereof shall be true and correct as of the
                  Closing, to the best knowledge of the Company, and the Company shall have complied with all applicable terms and conditions of this Agreement.

            (e) The Company will, prior to the completion of the initial closing of the Offering, cause each officer and director of the Company who holds 200,000 or more shares of Common Stock (either individually or together with members of his family or together with any affiliate) to enter into an agreement under which each such person agrees not to sell in any given weekly period, more than an amount equal to five (5%) of the weekly trading volume of the stock, for a period of (6) months from the final closing of the Offering, without the prior written consent of AWC.

            (g) If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, then this Agreement and all of AWC's obligations hereunder may be canceled by AWC by notifying the Company of such cancellation in writing at any time at or prior to the subject Closing, and any such cancellation shall be without liability of any party to any other party except as may otherwise be provided in this Agreement.

      SECTION 9. Conditions of the Obligations of the Company.

            The obligations of the Company hereunder are subject to the accuracy of and compliance with AWC's representations and warranties and any other firm that participates in the Offering, to the performance by AWC of AWCs obligations hereunder, and to the following further conditions:

            (a) At the Closing, the Company shall receive a certificate from AWC as to the number and identity of persons from whom subscriptions for Shares shall have been received and accepted, which certificate shall further be to the effect that:

                  (i) Executed Subscription Agreements have been received and accepted only from persons who, to the best of AWC's knowledge and belief meet the requirements for subscribers referred to in Section 6(b) hereof and are acting for themselves and not on behalf of any other person; and

                  (ii)  AWC has complied with all applicable broker-dealer


Agency Agreement                                                         Page 12
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                        registration requirements with respect to the Offering
                        (but no reference need be made as to other agents or dealers involved in the Offering).

                  (iii) The representations and warranties of the Placement
                        Agent shall be true and correct as of the Closing, to the best knowledge of the Placement Agent, and the Placement Agent shall have complied with all applicable terms and conditions of this Agreement.

            (b) if any of the conditions specified in this Section 9 shall not have been fulfilled when and as required by this Agreement, or if the minimum amount of $1,000,000 of Debentures is not sold by the completion of the Offering Period, then this Agreement may be canceled by the Company by notifying AWC of such cancellation in writing at any time at or prior to the subject Closing.

            (c) Notwithstanding anything to the contrary in this Agreement, the Company will not be required to sell and issue any securities to the extent that the issuance of any shares underlying such securities would prevent the Company from complying with Nasdaq requirements (as they apply to the Company) and the Company's charter and by-laws.

      SECTION 10. Indemnification,

            (a) The Company agrees to indemnify and hold harmless AWC, each of AWC's officers, directors, representatives, employees and each person, if any, who controls AWC, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever, including attorney fees, reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of (i) any untrue statement of a material fact contained in the Offering Materials or the omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or information was made in reliance upon and in conformity with information furnished to the Company by AWC or any Subscriber in writing expressly for use in the Offering Materials and (ii) any misrepresentation with respect to, or any violation of, the representations and warranties of the Company set forth in this Agreement, whether arising, in any instance, under the Securities Act or otherwise. In no case shall the Company be liable under this indemnity


Agency Agreement                                                         Page 13
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agreement with respect to any claim made against AWC or any persons named above unless the Company shall be notified in writing of the nature of the claim within thirty (30) days after AWC's receipt of written notice thereof, but failure to so notify the Company shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The Company shall be entitled to participate in the defense of such action at its own expense upon receipt of such notice, and to assume the defense, which defense shall be conducted by counsel chosen by it and reasonably satisfactory to AWC or the person or persons, defendant or defendants named in the action; AWC or such persons or defendants shall bear the fees and expenses of any additional counsel thereafter retained by AWC or them, respectively. The Company agrees to notify AWC within twenty (20) days of the receipt of written notice of the assertion of any claim against it in connection with the sale of the Debentures.

            b) AWC agrees to indemnify and hold harmless the Company, each of its officers, directors and employees and each person, if any, who controls the Company, to the same extent as provided in subsection (a) of the foregoing indemnity to AWC from the Company, but only with respect to statements in or omissions from the Offering Materials made In reliance upon and in conformity with written information furnished to the Company by AWC expressly for use in the Offering Materials. In no event shall the assistance in the drafting of all or any portion of the Offering Materials and any exhibits thereto by AWC's counsel constitute the furnishing of such information. In ease any action shall be brought against the Company or any person so indemnified, based upon the Offering Materials and in respect of which indemnity may be sought against AWC, AWC shall have the rights and duties given to the Company, and the Company and each person so indemnified shall have the rights and duties given to AWC, by the provisions of subsection (a) of this Section 10.

      SECTION 11. Contribution.

            In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 10 hereof is for any reason held to be unavailable to AWC, the Company and AWC, at AWC's election, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company or AWC, or both, in such proportions that AWC shall be responsible for that portion represented by the percentage that the selling commissions paid to AWC bear to the gross offering price of the total Debentures sold and the Company shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of "Section 11(f)" of the Securities Act) or negligent or willful failure to perform its obligations under the Act or under this Agreement shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation or negligent or willful failure.


Agency Agreement                                                         Page 14

For purposes of this Section 11, each person, if any, who controls AWC within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as AWC, and the Company and each officer of the Company and each person, if any, who controls the Company shall have the same rights to contribution as the Company.

      SECTION 12. Registration Rights for Agent's Restricted Stock.

            The Company shall include in any registration, at its own expense, all of the restricted Common Stock paid AWC as compensation as set forth herein in Section 7(e) provided that if the registration statement pertains to an underwritten offering, the inclusion of any such shares shall be subject to an underwriter's cutback if the underwriter determines, in good faith, that the inclusion of such shares will adversely affect the offering by the Company with such cutback to be accomplished on a pro-rata basis among all selling shareholders or as shall be otherwise required by such underwriter.

      SECTION 13. Representations, Warranties and Agreements to Survive
Delivery.

            All representations, warranties and agreements contained in this Agreement or contained in certificates submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of AWC or by or on behalf of the Company, and shall survive any Closing.

      SECTION 14. Notices.

            All notices required or permitted under this Agreement shall be in writing and shall be sent by certified or registered first class mail, return receipt requested, or shall be personally delivered, or sent by an overnight delivery service such as Federal Express, or shall be transmitted by telefax (provided such telefax message is confirmed by telephone acknowledgment of receipt or by sending via other authorized means a confirmation copy of such notice) addressed to the parties as follows, or at such other address as a party shall specify in compliance with this Section 14:

            To the Company;         SAF T LOK INCORPORATED
                                    1101 Northpoint Parkway
                                    West Palm Beach, Florida 33407


Agency Agreement                                                         Page 15

            To AWC:                 Alexander, Wescott & Co., Inc.
                                    63 Wall Street, 21st Floor
                                    New York, NY 10005
                                    Attention: President

      SECTION 15. Parties.

            This Agreement shall inure to the benefit of and be binding upon AWC and the Company and on the Company's and AWC's successors, this Agreement and the conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and for the benefit of no other person. This Agreement may not be assigned without the written consent of both parties.

      SECTION 16. Governing Law.

            This Agreement shall be governed by the laws of the State of New York, without regard to choice of law provisions, except with respect to any matter governed by applicable federal securities laws. The parties agree that any dispute under this Agreement will be resolved in a federal or state court located in the County, City and State of New York, or City of West Palm Beach, Palm Beach County, State of Florida, and will submit to the jurisdiction of such court for such purpose.

      SECTION 17. Waiver.

            Any party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this agreement.

      SECTION 18. Entire Agreement.

            This Agreement contains the entire agreement between the parties hereto and is intended to supersede any and all prior agreements between the parties hereto relating to the same subject matter. This Agreement may be executed in multiple counterparts which shall be deemed one instrument.

            If the foregoing is in accordance with AWC's understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, together with all counterparts, will become a binding agreement in accordance with its terms.


Agency Agreement                                                         Page 16

                                             Sincerely,

                                             SAF T LOK INCORPORATED


                                             By: /s/ Franklin Brooks
                                                 -------------------------------
                                                     President

Confirmed, accepted and agreed to as
of the date first above written:

ALEXANDER WESCOTT & CO., INC.


By: /s/ James Mullen
    --------------------------------
        Secretary/Treasurer


Agency Agreement                                                         Page 17